UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 17, 2005

MILLER INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Charter)

Tennessee	001-14124	62-1566286
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8503 Hilltop Drive, Suite 100, Ooltewah, Tennessee	37363
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(423) 238-4171

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01       ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 17, 2005, Miller Industries, Inc., (the “Registrant”) entered into (a) a Credit Agreement (the “Senior Credit Agreement”) with Wachovia Bank, National Association for a $27.0 million senior secured credit facility (the “Senior Credit Facility”), and (b) an Amendment No. 5 to Amended and Restated Credit Agreement (the “Fifth Amendment”) with its subsidiary, Miller Industries Towing Equipment, Inc., as co-borrower, and William G. Miller, the Registrant’s Chairman and Co-Chief Executive Officer, as sole lender and successor lender agent, pursuant to which the Registrant’s existing junior credit facility (the “Junior Credit Facility”) was amended.

The Senior Credit Facility consists of a $20.0 million revolving credit facility (the “Revolver”), and a $7.0 million term loan (the “Term Loan”). In the absence of a default, all borrowings under the Revolver bear interest at the LIBOR Market Index Rate (as defined in the Senior Credit Agreement) plus a margin of between 1.75% to 2.50% per annum that is subject to adjustment from time to time based upon the Consolidated Leverage Ratio (as such term is defined in the Senior Credit Agreement), and the Term Loan bears interest at a 30-day adjusted LIBOR rate plus a margin of between 1.75% to 2.50% per annum that is subject to adjustment from time to time based upon the Consolidated Leverage Ratio (as such term is defined in the Senior Credit Agreement). The Revolver expires on June 15, 2008, and the Term Loan matures on June 15, 2010. The Senior Credit Facility contains customary representations and warranties, events of default and affirmative and negative covenants for secured facilities of this type.

The Fifth Amendment provides for a new term loan, made by William G. Miller as sole lender under the Junior Credit Facility, in the principal amount of approximately $5.7 million on June 17, 2005, resulting in a total outstanding principal amount of term loans under the Junior Credit Agreement of $10.0 million as of June 17, 2005. The Fifth Amendment also extends the maturity date of the Junior Credit Facility to September 17, 2008, and amends certain terms of the junior credit agreement to, among other things, make certain of the representations and warranties, covenants and events of default more consistent with the representations and warranties, covenants and events of default in the Senior Credit Agreement. In the absence of a default, all of the term loans outstanding under the Junior Credit Facility continue to bear interest at a rate of 9.0% per annum.

Proceeds from the Senior Credit Facility were used to repay The CIT Group/Business Credit, Inc. and Mr. Miller under the Registrant’s former senior credit facility. As a result, effective June 17, 2005, the Registrant’s former senior credit facility was satisfied and terminated, and Mr. Miller no longer holds any of the Registrant’s senior debt. These transactions were approved by the Registrant’s Audit Committee, as well as the disinterested members of the Registrant’s Board of Directors, with Mr. Miller abstaining.

The foregoing summary of the Senior Credit Facility and the Fifth Amendment is not complete and is qualified in its entirety by the terms and provisions of the Senior Credit Agreement and Fifth Amendment. Copies of these documents are included as exhibits to this Report, and are incorporated by reference into this Item 1.01.

ITEM 1.02	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

The information set forth above in Item 1.01 is incorporated into this Item 1.02 by reference.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information set forth above in Item 1.01 is incorporated into this Item 2.03 by reference.

ITEM 7.01	REGULATION FD DISCLOSURE

On June 20, 2005, the Registrant issued a press release (the “Release”) announcing the new senior credit facility and the amendment to its junior credit facility described in this Report. A copy of the Release is furnished as Exhibit 99.1 to this Form 8-K.

The information in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or Securities Act of 1933, as amended, if such subsequent filing references this Item 7.01 if this Form 8-K.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c)       Exhibits.

Exhibit No.	Description

10.1	Credit Agreement, dated June 17, 2005, among Wachovia Bank, NA and the Registrant
10.2	Term Note, dated June 17, 2005, among Wachovia Bank, NA and the Registrant
10.3	Revolving Note, dated June 17, 2005, among Wachovia Bank, NA and the Registrant
10.4	Intercreditor Agreement, dated June 17, 2005, among Wachovia Bank, NA, and William G. Miller
10.5	Security Agreement, dated June 17, 2005, among Wachovia Bank, NA, and the Registrant
10.6	Subsidiary Security Agreement, dated June 17, 2005, among Wachovia Bank, NA, and the subsidiaries of the Registrant named therein
10.7	Pledge Agreement, dated June 17, 2005, among Wachovia Bank, NA, and the Registrant
10.8	Amendment No. 5 to Amended and Restated Credit Agreement, dated June 17, 2005, among the Registrant, Miller Industries Towing Equipment, Inc. and William G. Miller
10.9	Promissory Note, dated June 17, 2005, among the Registrant, Miller Industries Towing Equipment, Inc. and William G. Miller
99.1*	Press Release of Miller Industries, Inc. dated June 20, 2005

*     Furnished solely pursuant to Item 7.01 of this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILLER INDUSTRIES, INC. (Registrant)

By:	/s/ J. Vincent Mish
J. Vincent Mish Executive Vice President and Chief Financial Officer

 Date: June 21, 2005